UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2010

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 574-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2010, Great Lakes Dredge & Dock Corporation (the “Company”) announced the resignation of Douglas B. Mackie as President and Chief Executive Officer and the appointment of Jonathan W. Berger as the Chief Executive Officer, effective September 7, 2010. Mr. Mackie will serve as Chairman Emeritus and Senior Advisor and continue as a director through his current term which expires at the 2011 Annual Meeting of Stockholders. The Company also announced the resignation of Deborah A. Wensel as Senior Vice President, Chief Financial Officer, Treasurer and Secretary and the appointment of Bruce J. Biemeck as the President and Chief Financial Officer. Messrs. Berger and Biemeck will continue as directors but will no longer be appointed to Board Committees nor will Mr. Biemeck serve as Lead Director effective as of September 7, 2010.

As of the effective date of the resignations of Mr. Mackie and Ms. Wensel, the Company is aware of no disagreements between either of them and the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Mackie’s resignation, he entered into a Consulting Agreement and a Separation Agreement. Under the Consulting Agreement, Mr. Mackie will provide specified consulting services for one year and will receive an aggregate of $437,500 payable in four declining installments in September, 2010; and in January, April and July, 2011. During the period of consulting services and for an additional 3 years, Mr. Mackie is subject to certain restrictive covenants, including non-competition and non-solicitation and a confidentiality covenant and non-disparagement covenant. On terms set forth in the General Release, Mr. Mackie has agreed to release the Company from all claims and agreed not to bring any action or litigation against the Company.

Under the Separation Agreement, the Company will pay Mr. Mackie an aggregate of $906,000, payable in equal installments on each regularly scheduled payroll paydate during the 24 month period beginning on September 7, 2011. Following the effective date of the General Release which occurs after the end of the consulting services in September 2011, Mr. Mackie shall receive a lump sum of $1,268,414, a lump sum lost 401(k) plan benefit payment of $365,087, and a lump sum $26,400 car allowance. Mr. Mackie will receive a continuation of employer contributions to premiums for group medical and dental plans during the 24 month period following separation and 24-months of vesting and years of “service” under the company’s equity plan. The Company will provide Mr. Mackie an office for one year following the consulting period.

In connection with Ms. Wensel’s resignation, she entered into a Consulting and Separation Agreement and General Release which provides that the Company will pay her an aggregate of $525,000, in equal installments on each regularly scheduled payroll pay date during the 12 month period beginning on September 7, 2010. Ms. Wensel will also receive a continuation of employer contributions to premiums for group medical and dental plans during that period. Ms. Wensel has agreed to provide certain consulting services through December 31, 2010 and is subject to certain restrictive covenants, including an 18-month non-competition and non-solicitation covenant and a confidentiality and non-disparagement covenant. On terms set forth in the General Release, Ms. Wensel has agreed to release the Company from all claims and agreed not to bring any action or litigation against the Company.

The Company entered into employment agreements effective September 8, 2010 with Messrs. Berger and Biemeck which continue until their third anniversary and are automatically extended for successive one-year periods unless the executive or the Company gives the other written notice 90 days in advance. Messrs. Berger and Biemeck will be paid annual base salaries of $450,000 and $425,000, respectively, subject to increase by the board of directors, or decrease by up to 10 percent if there is a salary reduction affecting substantially all executives or managerial employees. When 2010 bonuses are paid in 2011, Messrs. Berger and Biemeck will each receive a bonus of $250,000, paid 50% in Company common stock and the remainder paid in cash. Beginning with the 2011 fiscal year, each executive will be eligible to participate in the annual performance bonus plans and long-term incentive plans established by the Company for its senior executive officers, with maximum annual incentive compensation payable to Messrs.

Berger and Biemeck of $550,000 and $525,000, respectively, unless such amount is adjusted by the compensation committee, paid 50% in Company common stock and the remainder paid in cash. Each executive will be eligible to participate in any equity-based plans established by the Company for its senior executive officers. The Company will grant to each executive by September 27, 2010 a long-term equity incentive award representing approximately $50,000 in Company common stock. Messrs. Berger and Biemeck will be eligible to participate in any employee benefit plans offered by the Company, including the 401(k) Lost Benefit Plan. The Company will reimburse each executive for reasonable housing and travel expenses, up to a maximum of $5,000 per month, for the first six months of the employment term. The executives must retain all shares of Company stock received as compensation, provided that sales are permitted as long as his remaining beneficial ownership exceeds four times his then current base salary.

If Messrs. Berger or Biemeck is terminated without cause (as defined in the employment agreements), depending on when termination occurs during the employment term, he is entitled to between six months and 18 months of base salary, the pro rata portion of the annual bonus and the 401(k) Lost Benefit Plan benefits earned through the termination date, vesting credit for any unvested equity awards through the end of the applicable period over which severance payments are payable, and continued coverage under the Company’s medical and dental plans for up to 24 months following the termination date. In addition to amounts otherwise payable to each of the executives upon a separation from service, each executive will be granted additional vesting upon his death or disability or upon the retirement of Messrs Berger and Biemeck after five years and four and one-half (4.5) years, respectively. If within eighteen months of a change in control, the Company terminates the employment of Messrs. Berger or Biemeck other than for cause, the Company will pay the executive, in lieu of any cash severance payment, a lump sum payment equal to one and one-half (1.5) times the executive’s then current base salary. In the event of such a change of control, the executives are also entitled to continued coverage under the Company’s medical and dental plans for up to 24 months following the termination date.

During the employment term and for eighteen months following termination, each executive is subject to confidentiality provisions and restrictive covenants, including non-competition and non-solicitation covenants.

The foregoing brief description of the terms and conditions of the Separation Agreement, Consulting Agreement, Consulting and Separation Agreement and General Release, and the Employment Agreements for the CEO and President and Chief Financial Officer does not purport to be complete and is qualified in its entirety by reference to these agreements which are filed as Exhibits 99.1, 99.2, 99.3, 99.4, and 99.5 hereto and are incorporated herein by reference.

A copy of the press release announcing these executive management changes is attached hereto as Exhibit 99.6 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Separation Agreement with Douglas B. Mackie effective as of September 7, 2010

99.2	Consulting Agreement with Douglas B. Mackie effective as of September 8, 2010

99.3	Consulting and Separation Agreement and General Release with Deborah A. Wensel effective as of September 7, 2010

99.4	Employment Agreement with Jonathan W. Berger, dated as of September 7, 2010.

99.5	Employment Agreement with Bruce J. Biemeck, dated as of September 7, 2010.

99.6	Press Release by the Company dated September 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

September 8, 2010	By:	/s/ BRUCE J. BIEMECK
	Name:	Bruce J. Biemeck
	Title:	President and Chief Financial Officer

Exhibit Index

99.1	Separation Agreement with Douglas B. Mackie effective as of September 7, 2010

99.2	Consulting Agreement with Douglas B. Mackie effective as of September 8, 2010

99.3	Consulting and Separation Agreement and General Release with Deborah A. Wensel effective as of September 8, 2010

99.4	Employment Agreement with Jonathan W. Berger, dated as of September 7, 2010.

99.5	Employment Agreement with Bruce J. Biemeck, dated as of September 7, 2010.

99.6	Press Release by the Company dated September 7, 2010.